UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________
FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): August 6, 2019
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code: (972) 431-1000
 Not Applicable
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of 50 cents par value Preferred Stock Purchase Rights	JCP	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 6, 2019, J. C. Penney Company, Inc. (the “Company”) received notice (the “Delisting Notice”) from the New York Stock Exchange (the “NYSE”) that it is no longer in compliance with NYSE continued listing criteria set forth in Section 802.01C of the Listed Company Manual of the NYSE, which require listed companies to maintain an average closing share price of at least $1.00 over a period of 30 consecutive trading days.
Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the Delisting Notice to regain compliance with the minimum share price requirement, or until the Company’s next annual meeting of stockholders if stockholder approval is required to cure the share price non-compliance, as would be the case to effectuate a reverse stock split. The Company plans to notify the NYSE within 10 business days of receipt of the notification of its intent to cure the deficiency. The Company is in compliance with all other NYSE continued listing standard rules.
The Company can regain compliance with the minimum share price requirement at any time during the six month cure period if, on the last trading day of any calendar month during the cure period or on the last day of the cure period, the Company has a closing share price of at least $1.00, and an average closing share price of at least $1.00 over the 30 trading-day period ending on such date. If the Company effectuates a reverse stock split following stockholder approval at its next meeting of the stockholders to cure the condition, the condition will be deemed cured if the price promptly exceeds $1.00 a share, and the price remains above that level for at least the following 30 trading days.
The Delisting Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the cure period under the common stock trading symbol “JCP”, subject to the Company’s continued compliance with the other listing requirements of the NYSE. However, the common stock trading symbol will have an added designation of “.BC” to indicate that the status of the common stock is “below compliance” with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance.
The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements, and does not conflict with or cause an event of default under any of the Company’s material debt agreements.
A copy of the press release is filed herewith as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued August 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Bill Wafford
Bill Wafford Executive Vice President, Chief Financial Officer

Date:  August 8, 2019